Exhibit 15.1

November 13, 2020

The Board of Directors and Shareholders of IDACORP, Inc.

1221 W Idaho Street

Boise, ID 83702

We are aware that our reports dated April 30, 2020, July 30, 2020, and October 29, 2020, on our review of interim financial information of IDACORP, Inc. and subsidiaries appearing in IDACORP, Inc.’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, and September 30, 2020, respectively, are incorporated by reference in this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Boise, Idaho